Exhibit 24.2
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that, in connection with the filing by EOG Resources, Inc., a Delaware corporation (the “Company”), with the United States Securities and Exchange Commission (the “SEC”) of a Post-Effective Amendment No. 1 (the “Amendment”) to the Company’s Registration Statement on Form S-3 filed with the SEC on September 15, 2006 (the “Registration Statement”), the undersigned director of the Company hereby constitutes and appoints Frederick J. Plaeger, II, Patricia L. Edwards and Michael P. Donaldson, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file the Amendment with the SEC, together with any and all amendments or supplements to the Amendment or the Registration Statement and with all exhibits and any and all documents required to be filed in respect of the Amendment or the Registration Statement with the SEC or any other regulatory authority, granting unto said attorneys, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all the said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned has hereto set his hand on September 30, 2008.

/s/ James C. Day

James C. Day